  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 15, 2000.

                         REGISTRATION NO. _____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    SPSS INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                           36-2815480
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                 233 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS 60606
                                 (312) 651-3000
                        (Address, including zip code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)

                                 EDWARD HAMBURG
                 EXECUTIVE VICE PRESIDENT, CORPORATE OPERATIONS,
                     CHIEF FINANCIAL OFFICER, AND SECRETARY
                                    SPSS INC.
                             233 SOUTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                                 (312) 651-3000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            LAWRENCE R. SAMUELS, ESQ.
                                 ROSS & HARDIES
                             150 N. MICHIGAN AVENUE
                             CHICAGO, ILLINOIS 60601
                                 (312) 558-1000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON
       AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT
 TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX: [ ]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
     1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

--------------------------------------------------------------------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

--------------------------------------------------------------------------------
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE



                                                                                     Proposed
                                                                Proposed             Maximum
                                                                Maximum             Aggregate             Amount of
          Title of Each of               Amount to be        Offering Price          Offering         Registration Fee
    Securities to be Registered           Registered          Per Unit (1)           Price(1)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value              546,060                $28.0625          $15,323,808           $4,045.49


(1) Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Accordingly, the price per share of common stock has been calculated to be equal to the average of the high and low prices for a share of common stock as reported by the Nasdaq National Market on February 9, 2000, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                             PRELIMINARY PROSPECTUS
               SUBJECT TO COMPLETION - DATED FEBRUARY 15, 2000
                                   PROSPECTUS

                                 546,060 SHARES


                                    SPSS INC.

                                  COMMON STOCK
                                ($.01 PAR VALUE)

         This prospectus relates to the offer and sale of up to 546,060 shares of our common stock from time to time by the selling stockholders, former shareholders of Vento Software, Inc., a Florida corporation. The selling stockholders acquired the 546,060 shares of SPSS common stock being offered by means of this prospectus in a transaction in which SPSS acquired all of the issued and outstanding capital stock of Vento under the terms of an acquisition agreement, dated as of November 29, 1999, by and among SPSS, Vento and those Vento shareholders who executed the acquisition agreement. The purchase price was established through negotiations between SPSS and Vento.

         Under the terms of the acquisition agreement and a separate escrow agreement, we delivered (i) 491,456 shares of our common stock to the former Vento shareholders, and (ii) 54,604 shares of our common stock to Harris Trust and Savings Bank as escrow agent. The purpose of the escrow is to secure any payments to which SPSS may be entitled in the event it is determined that Vento or the Selling Shareholders breached any of their representation and warranties contained in the acquisition agreement. If SPSS is entitled to an indemnification payment, SPSS will receive the number of shares of SPSS common stock held in escrow having a value, as measured on November 29, 1999 (the closing date of the Vento acquisition), equal to the indemnification payment. See "PLAN OF DISTRIBUTION," "USE OF PROCEEDS," and "SELLING STOCKHOLDERS." As part of the transaction, we also agreed to register the resale of the 546,060 shares of common stock by the selling stockholders on a shelf registration statement. Any person who acquires shares of our common stock which can be resold by means of this prospectus after the effective date of the registration statement of which this prospectus forms a part will be added to the list of selling stockholders contained in this prospectus by means of a prospectus supplement. See "Selling Stockholders."

         SPSS will not receive any of the proceeds for the sale of the common stock offered by means of this prospectus unless it receives shares from the escrow to satisfy an indemnification claim and sells such shares. To the extent that SPSS does receive any proceeds from the sale of the common stock offered by means of this prospectus, we will use the proceeds for working capital and other general corporate purposes. See "USE OF PROCEEDS" and "SELLING STOCKHOLDERS." The shares are quoted on the Nasdaq National Market under the symbol "SPSS". On February 8, 2000, the last sale price of SPSS common stock, as reported on the Nasdaq National Market, was $26.50 per share.

         SPSS will bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisors to the selling stockholders) in connection with the registration of the shares of common stock being offered hereby, which expenses are estimated to be approximately $50,000. See "Selling Stockholders" elsewhere in this prospectus.


         The shares offered by this prospectus involve a high degree of risk. See "RISK FACTORS" beginning on Page 4.


              THE DATE OF THIS PROSPECTUS IS FEBRUARY _____, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         SPSS hereby incorporates by reference the following documents previously filed with the Commission:

              (a) Our annual report on Form 10-K, filed March 31, 1999 for the fiscal year ended December 31, 1998;

              (b) Our quarterly report on Form 10-Q, filed May 14, 1999 for the fiscal quarter ended March 31, 1999;

              (c) Our quarterly report on Form 10-Q filed August 13, 1999 for the fiscal quarter ended June 30, 1999;

              (d) Our quarterly report on Form 10-Q filed November 15, 1999 for the fiscal quarter ended September 30, 1999;

              (e) Our current report on Form 8-K and amendments thereto filed with the Commission on December 10, 1999 (acquisition of Vento);

              (f) The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 4, 1993, pursuant to Section 12 of the Exchange Act; and

              (g) Our proxy statement, filed with the SEC on May 17, 1999, for its annual meeting of stockholders held on June 16, 1999, except for the compensation committee report contained therein.

         You may request a copy of these filings at no charge by writing or telephoning us at the following address:

                           Edward Hamburg
                           Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary
                           233 South Wacker Drive, 11th Floor
                           Chicago, Illinois 60606
                           Telephone: (312) 651-3000

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide information other than the information provided in this prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.


                                  RISK FACTORS

         In addition to the other information in this prospectus, the risk factors shown below should be considered carefully by potential purchasers of the shares being offered by this prospectus.

         FORWARD-LOOKING STATEMENTS MAY GIVE RISE TO EXPECTATIONS THAT ARE NOT FULFILLED.

         We have made forward-looking statements in this prospectus (and in documents that we incorporate by reference in this prospectus) which may be affected by risks and uncertainties. We may also make written forward- looking statements in our periodic reports to the SEC, in our press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements include statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "intends", "plans", "estimates", "designed" or similar expressions.

         Because we are unable to control or predict many factors that will determine our future performance, including financial results, forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in the forward-looking statements contained in this prospectus and in the information incorporated by reference in this prospectus. See "WHERE YOU CAN FIND MORE INFORMATION." We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. See other Risk Factors in this section.

         SPSS' management believes these forward-looking statements are reasonable. However, because these statements are based on current expectations, you should not place undue reliance on these forward-looking statements, which are based on current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.


                    OUR FINANCIAL RESULTS AND STOCK PRICE MAY
                     BE AFFECTED BY QUARTERLY FLUCTUATIONS.

         SPSS' quarterly revenue and operating results have varied in the past and may continue to do so in the future. Future revenues and operating results will depend upon, among other factors:


         - the number and timing of product updates and new product introductions,
         -  delays in product development and introduction,
         -  purchasing schedules of its customers,
         -  changes in foreign currency exchange rates,
         -  product and market development expenditures,
         -  the timing of product shipments,
         -  changes in product mix,
         -  timing, costs and effects of acquisitions, and
         -  general economic conditions.

         Because SPSS' expense levels are to a large extent based on its forecasts of future revenues, operating results may be adversely affected if such revenues fall below expectations. Accordingly, SPSS believes that quarter-to-quarter comparisons of its results of operations may not be meaningful and should not be relied upon as an indication of future performance.

         SPSS has historically operated with very little backlog because its products are generally shipped as orders are received. As a result, revenues in any quarter are dependent on orders shipped and licenses renewed in that quarter. SPSS has experienced a seasonal pattern in its operating results with the fourth quarter typically having the highest operating income. For example, excluding acquisition and other non-recurring charges, the percentage of SPSS operating income realized in the fourth quarter was 32% in 1996, 35% in 1997 and 36% in 1998.

         In addition, the timing and amount of SPSS' revenues are subject to a number of factors that make estimation of operating results prior to the end of a quarter uncertain. A significant portion of SPSS' operating expenses are relatively fixed, and planned expenditures are based primarily on revenue forecasts. More specifically, in the fourth quarter, the variable profit margins on modest increases in sales volume at the end of the quarter are significant. Should SPSS fail to achieve such fourth quarter revenue increases, net income for the fourth quarter and the full year could be materially affected. Generally, if revenues do not meet SPSS' expectations in any given quarter, operating results will be adversely affected. SPSS was profitable in the seven quarters from December 31, 1994 through June 30, 1997, but had a net loss of $4,022,000 in the third quarter of 1997 due primarily to a one-time merger-related charge of $2,911,000 and a charge from the revaluation of certain assets of $5,555,000. In 1998, SPSS was profitable in the first three quarters, but had a net loss of $1,211,000 in the fourth quarter of 1998 primarily due to a one-time merger-related charge and write-off of acquired in-process technology of $5,500,000 and a charge for revaluation of certain assets of $445,000. For the nine months ended September 30, 1999, SPSS had net income of $10,838,000. There can be no assurance that profitability on a quarterly or annual basis can be achieved or sustained in the future.

                     WE DEPEND ON A SINGLE PRODUCT CATEGORY.

         SPSS derives the major part of its product revenues from licenses of software for customer relationship management, business performance measurement, data mining, statistical analysis and survey research. Accordingly, any decline in revenues from licenses of SPSS' software, or reduction in demand for analytical software generally, could have a material adverse effect on SPSS.

                      WE MAY BE UNSUCCESSFUL IN INTEGRATING
                              RECENT ACQUISITIONS.

         In recent years, SPSS has made a significant number of acquisitions, including the acquisition of businesses based outside of the United States. See "RECENT DEVELOPMENTS." While SPSS has substantial international operations, it faces challenges and business integration issues with its November 1998 acquisition of Surveycraft PTY Ltd., a company organized under the laws of Australia, its December 1998 acquisition of Integral Solutions Limited, a corporation organized under the laws of the United Kingdom ("ISL"), the November 1999 acquisition of Vento Software, Inc., a Florida corporation and its December 1999 acquisition of the VerbaStat product line from DataStat, S.A., a company organized under the laws of Luxembourg. Although persons whom SPSS believes are qualified and trained are continuing to work with Surveycraft, ISL, Vento and the VerbaStat product line after their acquisition by SPSS, there can be no assurance that SPSS will be able to retain these employees or hire suitable replacements in the event they should leave the employ of SPSS. If SPSS loses key personnel from Surveycraft, ISL or Vento or is unable to integrate Surveycraft's, ISL's or Vento's business or the VerbaStat product line into its own business effectively, SPSS may experience a material adverse impact on its financial condition. While SPSS believes that it has been successful in integrating the acquisitions it has made in the past, there can be no assurance that the recent acquisitions of Surveycraft, ISL, Vento or the VerbaStat product line or future acquisitions will be successfully integrated into SPSS.

         SPSS MAY NOT RESPOND ADEQUATELY TO RAPID TECHNOLOGICAL CHANGES.

         The computer software industry is characterized by rapid technological advances, changes in customer requirements, frequent product enhancements and new product introductions. SPSS' future success will depend upon its ability to enhance its existing products and introduce new products that keep pace with technological developments, respond to evolving customer requirements and achieve market acceptance. In particular, SPSS believes it must continue to respond quickly to users' needs for greater functionality, improved usability and support for new hardware and operating systems. Any failure by SPSS to respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in loss of revenues. In the past, SPSS has, on occasion, experienced delays in the introduction of new products and product enhancements, primarily due to difficulties with particular operating environments and problems with software provided by third parties. The extent of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered. Such delays have most often resulted from "bugs" encountered in working with new versions of operating systems and other third party software, and bugs or unexpected difficulties in existing third party software which complicate integration with SPSS' software. From time to time, SPSS has discovered bugs in its products which are resolved through maintenance releases or through periodic updates depending upon the seriousness of the defect. There can be no assurance that SPSS will be successful in developing and marketing new products or product enhancements on a timely basis or that SPSS will not experience significant delays or defects in its products in the future, which could have a material adverse effect on SPSS. In addition, there can be no assurance that new products or product enhancements developed by SPSS will achieve market acceptance or that developments by others will not render SPSS' products or technologies obsolete or noncompetitive.

       WE MAY FACE BUSINESS DECLINES DUE TO OUR INTERNATIONAL OPERATIONS.

         Revenues from operations outside of North America accounted for approximately 50% of SPSS' revenues in 1997, 48% of SPSS' revenues in 1998 and 51% for the nine months ended September 30, 1999. SPSS expects that revenues from international operations will continue to represent a large percentage of its net revenues and that this percentage may increase, particularly as SPSS further "localizes" its product line by translating its products into additional languages and expands its operations through acquisitions of companies outside the United States. International revenues are subject to a number of risks, including:

         -  greater difficulties in accounts receivable collection,
         -  longer payment cycles,
         -  exposure to currency fluctuations,
         -  political and economic instability, and
         - the burdens of complying with a wide variety of foreign laws and regulatory requirements.

         SPSS also believes that it is exposed to greater levels of software piracy in international markets because of the weaker protection afforded to intellectual property in some foreign jurisdictions. As SPSS expands its international operations, the risks described above could increase and, in any event, could have a material adverse effect on SPSS.

                   OUR STOCK PRICE MAY EXPERIENCE VOLATILITY.

         There has been significant volatility in the market prices of securities of technology companies, including SPSS, and, in some instances, such volatility has been unrelated to the operating performance of such companies. Market fluctuations may adversely affect the price of our common stock. SPSS also believes that, in addition to factors such as interest rates and economic conditions which affect stock prices generally, some, but not all, of the factors which could result in fluctuations in our stock price include:

         -  announcements of new products by SPSS or its competitors,
         -  quarterly variations in financial results,
         -  recommendations and reports of analysts,
         -  acquisitions, and
         -  other factors beyond SPSS' control.

                         SPSS RELIES ON THIRD PARTIES.

         SPSS licenses certain software from third parties. Some of this licensed software is embedded in SPSS' products, and some is offered as add-on products. If such licenses are discontinued, or become invalid or unenforceable, there can be no assurance that SPSS will be able to develop substitutes for this software independently or to obtain alternative sources in a timely manner. Any delays in obtaining or developing substitutes for licensed software could have a material adverse effect on SPSS.

         In April 1998, SPSS entered into an agreement with Prentice Hall, Inc. under which SPSS granted a license to Prentice Hall to sell certain of SPSS software and all of SPSS' publications. As a result, SPSS is dependent on Prentice Hall for the development and support of the markets for student software and its publications. The failure of Prentice Hall to adequately perform its obligations under the Prentice Hall Agreement could have a material adverse effect on SPSS.

         In January 1997, SPSS entered into a Banta Global Turnkey Software Distribution Agreement under which Banta Global Turnkey manufactures, packages and distributes SPSS' software products to SPSS' domestic and international customers and certain international subsidiaries. The Banta agreement had an initial three-year term and automatically renews thereafter for successive periods of one year. The Banta agreement was renewed in January 2000. Either party may terminate the Banta agreement for cause by written notice if the other materially breaches its obligations. If Banta fails to perform adequately any of its obligations under the Banta agreement, SPSS' operating results could be materially adversely affected.

                  CHANGES IN PUBLIC EXPENDITURES MAY ADVERSELY
                                  AFFECT SPSS.

         A significant portion of SPSS' revenues comes from licenses of its products directly to foreign and domestic government entities. In addition, significant amounts of SPSS' revenues come from licenses to academic institutions, healthcare organizations and private businesses which contract with or are funded by government entities. Government appropriations processes are often slow, unpredictable and subject to factors outside SPSS' control. In addition, proposals are currently being made in certain countries to reduce government spending. Reductions in government expenditures and termination or renegotiation of government-funded programs or contracts could have a material adverse effect on SPSS. In addition, declines in overall levels of economic activity could also have a material adverse impact on SPSS.

                 SPSS MAY BE UNABLE TO CONTINUE TO COMPETE WITH
                 COMPANIES IN ITS INDUSTRIES THAT HAVE FINANCIAL
                              OR OTHER ADVANTAGES.

         The markets for analytical solutions (particularly those focused on customer relationship management ("CRM") applications), data mining and statistical analysis products, survey research tools, and business performance measurement ("BPM") capabilities, are highly competitive and fragmented. SPSS primarily competes with one general provider of similar capabilities, SAS Institute ("SAS"), which is larger and has greater resources than SPSS. SPSS also faces competition in the data mining, CRM, and BPM markets from many other larger companies, such as IBM, Oracle, and HNC Software, as well as more recent entrants, such as e.piphany and Net Perceptions, which specialize in CRM applications in e-commerce settings. With the exception of SAS, these competitors do not currently offer the range of analytical capability provided by SPSS, and as a result are both competitors and potential partners of SPSS.

         In all markets, SPSS competes primarily on the basis of the usability, functionality, performance, reliability and connectivity of its software products. The significance of each of these factors varies depending upon the anticipated use of the software and the statistical training and expertise of the customer. To a lesser extent, SPSS competes on the basis of price. SPSS maintains pricing and licensing policies to meet market demand. SPSS believes it is able to compete successfully, as a result of the graphical user interface, comprehensive analytical capabilities, efficient performance characteristics, local language versions, consistent quality and connectivity features of its software products, as well as its worldwide distribution capabilities and widely recognized name.

         In the future, SPSS may face competition from new entrants into its markets. SPSS could also experience competition from companies in other sectors of the broader market for business intelligence software, such as providers of online analytical processing (OLAP) software and analytical application software, and from companies in other sectors of the broader market for customer relationship management such as providers of sales force automation software and collaborative software, who could add enhanced statistical functionality to their existing products. Some of these potential competitors have significantly more capital resources, marketing experience and research and development capabilities than SPSS. Competitive pressures from the introduction of new products by these companies or other companies could have a material adverse effect on SPSS. There can be no assurance that SPSS will be able to compete successfully in the future.

                  WE DEPEND ON KEY EXECUTIVES. A LOSS OF THESE
                 EXECUTIVES AND OTHER PERSONNEL COULD NEGATIVELY
                             IMPACT OUR OPERATIONS.

         SPSS is dependent on the efforts of certain executives and key employees, including its President and Chief Executive Officer, Jack Noonan. SPSS' continued success will depend in part on its ability to attract and retain highly qualified technical, managerial, sales, marketing and other personnel. Competition for such personnel is intense. SPSS' inability to continue to attract or retain such highly qualified personnel could have a material adverse effect on SPSS' financial position and results of operation. No life insurance policies are maintained on SPSS' key personnel.

                    SPSS MAY NOT RECEIVE THE FULL BENEFITS OF
                     ITS INTELLECTUAL PROPERTY PROTECTIONS.

         The statistical algorithms incorporated in SPSS' software are not proprietary. SPSS believes that the proprietary technology constituting a portion of SPSS' software determines the speed and quality of displaying the results of computations, the ability of its products to work in conjunction with third party software and the ease of use of its products. SPSS' success will depend, in part, on its ability to protect the proprietary aspects of its products. SPSS' attempts to protect its proprietary software with trade secret laws and internal nondisclosure safeguards, as well as copyright and trademark laws and contractual restrictions on copying, disclosure and transferability that are incorporated into its software license agreements. SPSS licenses its software only in the form of executable code, with contractual restrictions on copying, disclosures and transferability. Except for licenses of its products to users of mainframe and minicomputer products and annual licenses of its desktop products, SPSS licenses its products to end-users by use of a "shrink-wrap" license that is not signed by licensees, as is customary in the packaged software industry. It is uncertain whether such license agreements are legally enforceable. The source code for all of SPSS products is protected as a trade secret and as unpublished copyrighted work. In addition, SPSS has entered into confidentiality and nondisclosure agreements with its key employees. Despite these restrictions, it may be possible for competitors or users to copy aspects of SPSS' products or to obtain information which SPSS regards as a trade secret. SPSS has no patents, and judicial enforcement of copyright laws may be uncertain, particularly outside of North America. Preventing unauthorized use of computer software is difficult, and software piracy is expected to be a persistent problem for the packaged software industry. These problems may be particularly acute in international markets. In addition, the laws of certain countries in which SPSS' products are or may be licensed do not protect SPSS' products and intellectual property rights to the same extent as the laws of the United States. Despite the precautions taken by SPSS, it may be possible for unauthorized third parties to reverse engineer or copy SPSS' products or obtain and use information that SPSS regards as proprietary. There can be no assurance that the steps taken by SPSS to protect its proprietary rights will be adequate to prevent misappropriation of its technology.

         Although SPSS' products have never been the subject of an infringement claim, there can be no assurance that third parties will not assert infringement claims against SPSS in the future or that any such assertion will not result in costly litigation or require SPSS to obtain a license to use the intellectual property of third parties. There can be no assurance that such licenses will be available on reasonable terms, or at all. There can also be no assurance that SPSS' competitors will not independently develop technologies that are substantially equivalent or superior to SPSS' technologies.

               CERTAIN SHAREHOLDERS AND OFFICERS AND DIRECTORS MAY
                     CONTROL CORPORATE ACTIONS DUE TO THEIR
                            OWNERSHIP OF SPSS STOCK.

         As of February 1, 2000, SPSS' executive officers and directors owned beneficially approximately 11.7% of the outstanding shares of SPSS common stock. The Norman H. Nie Revocable Trust Dated March 15, 1991 (the "Nie Trust") and affiliates of the Nie Trust are entitled to nominate a director for inclusion in the management slate for election to the Board if the Nie Trust owns at least 12.5% of the outstanding shares of common stock. As of February 1, 2000, the Nie Trust and affiliates of the Nie Trust beneficially owned approximately 11% of the outstanding shares of common stock.

         Additionally, because of the combined voting power of the officers and directors, these individuals acting as a group may be able to influence SPSS' affairs and business, including any determination with respect to a change in control of SPSS, future issuances of SPSS common stock or other securities, declaration of dividends on SPSS common stock and the election of directors. Such influence could have the effect of delaying, deferring or preventing a change of control of SPSS which could deprive SPSS' stockholders of the opportunity to sell their shares of common stock at prices higher than prevailing market prices.

                      ANTI-TAKEOVER PROTECTIONS MAY MAKE IT
                  DIFFICULT FOR A THIRD PARTY TO ACQUIRE SPSS.

         SPSS' Certificate of Incorporation and Bylaws contain a number of provisions, including provisions requiring an 80% super-majority stockholder approval of certain actions and provisions for a classified Board of Directors, which would make the acquisition of SPSS, by means of an unsolicited tender offer, a proxy contest or otherwise, more difficult or impossible.

         SPSS' By-laws provide for a staggered board of directors so that only one-third of the total number of directors are replaced or re-elected each year. Therefore, potential acquirors of SPSS may face delays in replacing the existing directors.

         SPSS' senior executive officers may be entitled to substantial payments in the event of their termination without cause or constructive termination following a change of control of SPSS. These payments could have the effect of discouraging a potential acquiror from acquiring control of SPSS.

                    SALES OF SPSS STOCK AVAILABLE FOR FUTURE
                      USE COULD DEPRESS SPSS' STOCK PRICE.

         SPSS is filing a registration statement to permit transactions with respect to the shares of SPSS common stock issued in connection with SPSS' acquisition of Vento. These shares of common stock are currently deemed "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended, and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from such registration, including exemptions provided by Rule 144 under the Securities Act.

         In addition to the shares of common stock which are outstanding, as of February 1, 2000, there were vested options outstanding held by management to purchase approximately 1,045,286 additional shares of common stock, with an average exercise price of $13.29 per share, and unvested options to purchase approximately 493,124 additional shares of common stock. SPSS has also established a stock purchase plan available to employees of SPSS, which permits employees to acquire shares of common stock at the end of each quarter at 85% of the market price of the common stock as of the day after the end of the quarter.

         No prediction can be made as to the effect, if any, that future sales, or the availability of shares of SPSS common stock for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock by SPSS or by shareholders who hold "restricted securities," or the perception that such sales may occur, could adversely affect prevailing market prices for the common stock.

         SPSS had retained earnings of $8,293,000 as of September 30, 1999.

                                 USE OF PROCEEDS

         Other than the completion and filing of this registration statement, we will not participate in the sale of the shares offered by means of this prospectus. In addition, because the shares of common stock being offered by means of this prospectus are being sold by the selling stockholders, we will not directly receive any of the proceeds from the sale of the shares. However, in the event that there is a determination that we are entitled to any indemnification payments we may receive shares of escrowed SPSS common stock. See "SELLING STOCKHOLDERS." We cannot, however, predict whether any payment will be made or the amount of any payment if it is made. To the extent that SPSS does receive any amount generated through the sale of shares of common stock offered by means of this prospectus, we will use the proceeds for working capital and general corporate purposes.

                              SELLING STOCKHOLDERS

         The shares of our common stock being offered by means of this prospectus were originally issued to the selling stockholders on November 29, 1999 as consideration for our purchase of all of the capital stock of Vento Software, Inc. SPSS acquired all of the capital stock of Vento by means of a stock acquisition agreement dated as of November 29, 1999, by and among SPSS, Vento and the stockholders of Vento, who are the selling stockholders hereunder. The purchase price was established through negotiations between SPSS and Vento.

         Under the terms of the acquisition agreement and a separate escrow agreement, 491,456 shares of our common stock were delivered directly to the former Vento shareholders and 54,604 shares of our common stock were delivered in escrow to Harris Trust and Savings Bank, which is acting as escrow agent under the escrow agreement. The purpose of the escrow is to secure payment of any amounts to which we may be entitled in the event it is determined that Vento or the selling shareholders have breached any of their representations and warranties contained in the acquisition agreement.

         The indemnification provisions contained in the acquisition agreement provide that SPSS' right to receive an indemnification payment shall not exceed the 54,604 escrowed shares, subject to certain exceptions such as intentional fraud, willful misconduct, or criminal actions on the part of Vento or the selling shareholders. In addition, SPSS is not entitled to indemnification payments until its damages as a result of one or more breaches of Vento's representations and warranties equals or exceeds $50,000. If SPSS is entitled to an indemnification payment, SPSS will receive the number of shares of SPSS common stock held in escrow having a value, as measured on November 29, 1999 (the closing date of the Vento acquisition), equal to the indemnification payment.

         Under the terms of an employment agreement between SPSS and David Blyer, the former president of Vento, Mr. Blyer will receive a minimum annual salary of $160,000 as compensation. In addition, Mr. Blyer is entitled to receive a quarterly bonus of $15,000 if certain specific performance objectives are met. Mr. Blyer is entitled to severance payments if his employment is terminated without cause. Mr. Blyer is subject to certain non-competition and confidentiality obligations under his employment agreement. John Gomez, former vice-president of Vento, has an employment agreement with SPSS on substantially the same terms as Mr. Blyer.

         The following table sets forth information about the beneficial ownership of the selling stockholders as of February 1, 2000 as to:

         - the number of shares of common stock that are beneficially held by each of the selling stockholders.

         - the maximum number of shares that may be offered by the selling stockholders by means of this prospectus, and

         - the number of shares of common stock that can be sold by means of this prospectus and the percentage of our total outstanding common stock which that number represents.

         We can provide no assurance as to the number of shares that will be held by the selling stockholders after this offering because the Selling stockholders may offer all or some part of the shares which they held by means of this prospectus, and because this offering is not being underwritten on a firm commitment basis.


                                                                                           SHARES OF COMMON
                                                                      MAXIMUM                 STOCK TO BE
                                                                      NUMBER               BENEFICIALLY OWNED
                                                 SHARES OF            OF SHARES           ASSUMING SALE OF ALL
                                               COMMON STOCK          AVAILABLE            SHARES AVAILABLE FOR
                                               BENEFICIALLY         TO BE SOLD               SALE HEREUNDER
NAME AND ADDRESS OF                            OWNED AS OF           PURSUANT           -----------------------
SELLING STOCKHOLDER                          FEBRUARY 1, 2000         HERETO            NUMBER          PERCENT
---------------------------------------------------------------------------------------------------------------
David Blyer                                        245,727             245,727            0                   *

John Gomez                                         245,727             245,727            0                   *

John Pappajohn                                      54,606              54,606            0                   *

* The percentage of shares beneficially owned does not exceed 1% of the class.

         SPSS has agreed to register the shares of SPSS common stock of the selling stockholders offered hereby under the Securities Act of 1933, as amended. In this connection, the selling stockholders are required to pay the underwriting discounts and commissions and transfer taxes, if any, associated with the sale of their shares of common stock, and SPSS will pay substantially all of the expenses directly associated with the registration of such shares of common stock hereunder.

                        DIVIDEND POLICY AND RESTRICTIONS

         SPSS has never declared any cash dividends or distributions on its capital stock and does not anticipate paying cash dividends in the foreseeable future. SPSS currently intends to retain its future earnings to fund ongoing operations and future capital requirements of its business.

                              PLAN OF DISTRIBUTION

         We are registering all 546,060 shares (the "Shares") on behalf of the selling shareholders. All of the shares were originally issued by us.

         The selling shareholders named in the table above, under the caption "Selling Stockholders", or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift or other non-sale-related transfer after the date of this prospectus (collectively, the "Selling Shareholders") may sell the shares from time to time. The Selling Shareholders will act independently of SPSS in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

         _ a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         _ purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

         _ an exchange distribution in accordance with the rules of such exchange,

         _ ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         _ in privately negotiated transactions.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

         The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealers of the shares. The broker-dealers may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents receive compensation in the form of commissions, discounts or concessions from Selling Shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended, in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Shareholders.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in distribution of the shares may not simultaneously engage in market-making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

         _ the name of each such Selling Shareholder and of the participating broker-dealers(s),

         _ the number of shares involved,

         _ the price at which such shares were sold,

         _ the commissions paid or discounts or concessions allowed to such broker-dealers(s), where applicable,

         _ that such broker-dealers(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

         _ other facts material to the transaction.

         In addition, upon being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

         We will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Shareholders may agree to indemnify any broker-dealers or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                               RECENT DEVELOPMENTS

         In November 1999, SPSS acquired the outstanding shares of capital stock of Vento Software, Inc., a Florida corporation, in exchange for 546,060 shares of SPSS common stock in an acquisition accounted for as a pooling of interests. Vento provides business performance management solutions for business executives in the telecommunications, banking, healthcare and retail industries. SPSS will continue to operate the Vento business principally from the Vento headquarters in Miami, Florida.

         In December 1999, SPSS acquired the VerbaStat product line from DataStat, S.A., a company organized under the laws of Luxembourg for $1,000,000. The VerbaStat product line is a software tool for computer aided coding of open-ended survey questions.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered by means of this prospectus has been passed upon for SPSS by its general counsel, Ross & Hardies, Chicago, Illinois.

                                     EXPERTS

         The financial statements and financial statement schedule of SPSS Inc. as of December 31, 1997 and December 31, 1998, and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         With respect to the unaudited interim financial information for the periods ended March 31, 1998 and 1999, June 30, 1998 and 1999, and September 30, 1998 and 1999, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in SPSS' quarterly reports on Form 10-Q for the three months ended March 31, 1999, for the three and six months ended June 30, 1999 and for the three and nine months ended September 30, 1999, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Securities Act.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of SPSS pursuant to the foregoing provisions, or otherwise, SPSS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SPSS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SPSS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                   ----------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Where You Can Find More Information......................................   3
Incorporation of Certain Documents by Reference..........................   3
Risk Factors.............................................................   4

-    Forward-Looking Statements May Give Rise to Expectations That Are
     Not Fulfilled.......................................................   4
-    Our Financial Results and Stock Price May Be Effected by Quarterly
     Fluctuations........................................................   4
-    We Depend on a Single Product Category..............................   5
-    We May Be Unsuccessful in Integrating Recent Acquisitions...........   5
-    SPSS May Not Respond Adequately to Rapid Technological Changes......   6
-    We May Face Business Declines Due to Our International Operations...   6
-    Our Stock Price May Experience Volatility...........................   6
-    SPSS Relies on Third Parties........................................   7
-    Changes in Public Expenditures May Adversely Affect SPSS............   7
-    SPSS May Be Unable to Continue to Compete with Companies in its
     Industry that have Financial or Other Advantages....................   7
-    We Depend on Key Executives. A Loss of These Executives and
     Other Personnel Could Negatively Impact our Operations..............   8
-    SPSS May Not Receive the Full Benefits of its Intellectual
     Property Protections................................................   8
-    Certain Shareholders and Officers and Directors May Control
     Corporate Actions Due to Their Ownership of SPSS Stock..............   9
-    Anti-Takeover Protections May Make It Difficult for a Third
     Party to Acquire SPSS...............................................   9
-    Sales of SPSS Stock Available for Future Use Could Depress
     SPSS' Stock Price...................................................  10

Use of Proceeds..........................................................  10
Selling Stockholders.....................................................  10
Dividend Policy and Restrictions.........................................  12
Plan of Distribution.....................................................  12
Recent Developments......................................................  13
Legal Matters............................................................  13
Experts..................................................................  13
Disclosure of Commission Position of Indemnification for Securities Act
Liabilities..............................................................  14

                                ==================
                                 546,060 Shares

                                    SPSS INC.

                                  COMMON STOCK
                                ($.01 PAR VALUE)

                                -----------------
                                   PROSPECTUS
                                -----------------

Dated February _____, 2000


All selling stockholders that effect transactions in the shares of common stock offered by means of this prospectus are required to deliver a copy of this prospectus to any purchaser of the shares of common stock at or before the time a certificate representing the shares of common stock is delivered to the purchaser.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth various estimated fees and estimated expenses in connection with the sale and distribution of the securities being registered, all of which are being borne by SPSS.


SEC registration fee......................................  $     4,045.49
                                                            --------------
Printing expenses.........................................  $         0.00
Legal fees and expenses...................................  $    30,000.00
Accounting fees and expenses..............................  $    15,000.00
Miscellaneous.............................................  $       954.51
                                                            --------------
          Total...........................................  $    50,000.00
                                                            ==============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SPSS' Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of SPSS or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of SPSS if the acts or omissions occurred, or were or are alleged to have occurred, while said party was a director or officer of SPSS; provided, however, SPSS shall not indemnify any director or officer in an action against SPSS unless SPSS shall have consented to the action. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he/she acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of SPSS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that the person was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually incurred by the person in connection with the action if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the corporation with respect to any criminal action, and had no reasonable cause to believe his conduct was unlawful. Delaware law does not permit a corporation to eliminate a director's duty of care, and the provisions of SPSS' Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care.

         SPSS maintains a director's and officer's liability insurance policy which indemnifies directors and officers for specified losses arising from a claim by reason of a wrongful act, as defined, under certain circumstances where SPSS does not provide indemnification.

         Under the applicable provisions of the Delaware General Corporation Law, any indemnification described above shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made:

              (1) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or

              (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

              (3) By the affirmative vote of a majority of the shares entitled to vote thereon.


ITEM 16. EXHIBITS

                                                                                        Incorporation
                                                                                             by
Exhibit                                                                                   Reference
Number                                             Description                         (if applicable)
------------------------------------------------------------------------------------------------------
 2.1      Stock Acquisition Agreement - Vento                                                    *

 5.1      Opinion of Ross & Hardies regarding legality of shares of common stock

15.1      Letter Re: Unaudited Interim Financial Information

23.1      Consent of KPMG LLP

23.2      Consent of Ross & Hardies (contained in opinion described in 5.1)

24.1      Power of Attorney                                                                        * *


  * The Stock Acquisition Agreement dated November 29, 1999, between SPSS, Vento and the shareholders of Vento is included as an exhibit to the SPSS report on Form 8-K filed with the Commission on December 10, 1999.

  * * Included in signature pages.

          (b) SPSS filed a report on Form 8-K with the Commission on January 15, 1999 (acquisition of Integral Solutions, Ltd.).

ITEM 17. UNDERTAKINGS

          The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 15, 2000.


                                         SPSS INC.

                                         By: /s/ Jack Noonan
                                            ------------------------------------
                                                 Jack Noonan
                                                 President and Chief Executive
                                                 Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Jack Noonan and Edward Hamburg, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 15, 2000.


          SIGNATURE                         TITLE(S)
          ---------                         --------

/s/  Norman H. Nie
------------------------------------
          Norman H. Nie                     Chairman of the Board of Directors

/s/  Jack Noonan
------------------------------------
          Jack Noonan                       President, Chief Executive Officer
                                            and Director

/s/  Edward Hamburg
------------------------------------
          Edward Hamburg                    Executive Vice President, Corporate
                                            Operations, Chief Financial Officer
                                            and Secretary

/s/  Robert Brinkmann
------------------------------------
          Robert Brinkmann                  Controller and Assistant Secretary
                                            (Chief Accounting Officer)

/s/  Bernard Goldstein
------------------------------------
          Bernard Goldstein                 Director

/s/  Merritt Lutz
------------------------------------
          Merritt Lutz                      Director

/s/  Michael Blair
------------------------------------
          Michael Blair                     Director

SPSS INC.

EXHIBIT INDEX


Exhibit
Number         Description of Document
-----------------------------------------------------

  2.1     Stock Acquisition Agreement - Vento*

  5.1     Opinion of Ross & Hardies regarding
          legality of shares of common stock

  15.1    Letter Re: Unaudited Interim Financial
          Information

  23.1    Consent of KPMG LLP

  23.2    Consent of Ross & Hardies (contained in
          opinion described in 5.1)

  24.1    Power of Attorney**

    * The Stock Acquisition Agreement dated November 29, 1999, between SPSS, Vento and the Shareholders of Vento is included as an exhibit to the SPSS report on Form 8-K filed with the Commission on December 10, 1999.

  * * Included in signature pages.